UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: December 22, 2008

a21, Inc.

(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)
7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code:  (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition

On November 14, 2008, the Company filed a Form NT 10-Q stating that the report of a21, Inc. on Form 10-Q could not be filed within the prescribed time period because there were indications of impairment to certain intangible assets held by the Company, and the Company was not able to perform the valuation analysis required to appropriately adjust those asset values, if deemed necessary, as of the date of the filing of the Form NT 10-Q.

On December 4, 2008, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code.  Currently, the Company does not have the funds to pay a valuation specialist to perform the valuation analysis required to appropriately adjust the asset values of its intangible assets, nor does it have the funds to pay an independent public accountant to perform a review of its interim financial statements for the quarterly period ended September 30, 2008, although such a review is required pursuant to Rule 10-01(d) of Regulation S-X.

As a result, the Company is unable to file a Form 10-Q for the quarterly period ended September 30, 2008, as required by applicable SEC rules.  The Company has furnished the information that would otherwise be filed in its Form 10-Q as Exhibit 99.1 (attached hereto) in order to disclose information about the Company’s financial state of affairs in a timely fashion; however, the information does not include any adjustments to the Company’s intangible asset values.

Item 9.01.  Financial Statements and Exhibits.
Exhibit	Description
99.1	Report of a21, Inc., for the quarterly period ended September 30, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.
By:	/s/ R. LADUANE CLIFTON
R. LaDuane Clifton
Chief Financial Officer

Date: December 22, 2008

EXHIBIT INDEX

Exhibit	Description
99.1	Report of a21, Inc., for the quarterly period ended September 30, 2008.